EXHIBIT 14

                               BCSB BANKCORP, INC.
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                       BALTIMORE COUNTY SAVINGS BANK, FSB
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                                 CODE OF ETHICS
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                       ADOPTED, REVIEWED AND REVISED DATES
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             Adopted by the Board of Directors on November 27, 2003


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                                                                      EXHIBIT 14

                               BCSB BANKCORP, INC.
                       BALTIMORE COUNTY SAVINGS BANK, FSB
                                 CODE OF ETHICS

GENERAL PHILOSOPHY

     The honesty, integrity and sound judgment of our directors, officers and employees is essential to BCSB Bankcorp's reputation and success.

     This Code of Ethics governs the actions and working relationships of directors, officers and employees of BCSB Bankcorp, Inc. and its subsidiaries and affiliates, including the Baltimore County Savings Bank, FSB (collectively, "BCSB Bankcorp") with current and potential customers, consumers, fellow employees, competitors, government and self-regulatory agencies, the media, and anyone else with whom BCSB Bankcorp has contact. These relationships are essential to the continued success of BCSB Bankcorp as a financial services provider.

     This Code of Ethics:

     - Requires the highest standards for honest and ethical conduct, including proper and ethical procedures for dealing with actual or apparent conflicts of interest between personal and professional relationships.

     - Requires full, fair, accurate, timely and understandable disclosure in the periodic reports required to be filed by BCSB Bankcorp with governmental and regulatory agencies.

     -    Requires compliance with applicable laws, rules and regulations.

     - Addresses potential or apparent conflicts of interest and provides guidance for directors, officers and employees to communicate those conflicts to BCSB Bankcorp.

     - Addresses misuse or misapplication of BCSB Bankcorp property and corporate opportunities.

     - Requires the highest level of confidentiality and fair dealing within and outside the BCSB Bankcorp environment.

     -    Requires reporting of any illegal behavior.

CONFLICTS OF INTEREST

     A "conflict of interest" occurs when your private interest interferes or appears to interfere in any way with the interests of BCSB Bankcorp. You are expected to avoid all
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situations that might lead to a real or apparent  material conflict between your self-interest and your duties and responsibilities as an employee, officer or director of BCSB Bankcorp. Any position or interest, financial or otherwise, which could materially conflict with your performance as an employee, officer or director of BCSB Bankcorp, or which affects or could reasonably be expected to affect your independence or judgment concerning transactions between BCSB
Bankcorp,  its  customers,   suppliers  or  competitors  or  otherwise  reflects
negatively on BCSB Bankcorp would be considered a conflict of interest.

CONFIDENTIALITY

     Nonpublic information regarding BCSB Bankcorp or its businesses, employees, customers and suppliers is confidential. As a BCSB Bankcorp employee, officer or director, you are trusted with confidential information. You are only to use such confidential information for the business purpose intended. You are not to share confidential information with anyone outside of BCSB Bankcorp, including family and friends, or with other employees who do not need the information to carry out their duties. You may be required to sign a specific confidentiality agreement in the course of your employment at BCSB Bankcorp. You remain under an obligation to keep all information confidential even if your employment with BCSB Bankcorp ends.

     The following is a non-exclusive list of confidential information:

     (i) Trade secrets, which include any business or technical information, such as formula, program, method, technique, compilation or information that is valuable because it is not generally known.

     (ii) All rights to any invention or process developed by an employee using BCSB Bankcorp facilities or trade secret information, from any work for BCSB Bankcorp, or relating to BCSB Bankcorp's business, is considered to be "work-for-hire" under the United States copyright laws and shall belong to BCSB Bankcorp.

     (iii)  Proprietary   information  such  as  customer  lists  and  customers
     confidential information.

Public and media communications involving BCSB Bankcorp must have prior clearance from BCSB Bankcorp's President.

CORPORATE OPPORTUNITIES

     Using confidential information about BCSB Bankcorp or its businesses, directors, officers, employees, customers, consumers or suppliers for personal benefit or disclosing such information to others outside your normal duties is prohibited.
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     Title 18 U.S. Code,  Section 215, makes it a criminal  offense for any BCSB
Bankcorp employee to corruptly:

     (i) solicit for himself or herself or for a third party anything or value from anyone in return for any business, service or confidential information of BCSB Bankcorp; or

     (ii) accept anything of value (other than normal authorized compensation) from anyone in connection with the business of BCSB Bankcorp, either before or after a transaction is discussed or consummated.

     Directors, officers and employees are prohibited from:

     (i) Personally benefiting from opportunities that are discovered through the use of BCSB Bankcorp property, contacts, information or position.

     (ii) Accepting employment or engaging in a business (including consulting or similar arrangements) that may conflict with the performance of your duties or BCSB Bankcorp's interest.

     (iii) Soliciting, demanding, accepting or agreeing to accept anything of value from any person in conjunction with the performance of your employment or duties at BCSB Bankcorp.

     (iv) Acting on behalf of BCSB Bankcorp in any transaction in which you or your immediate family has a significant direct or financial interest.

     There are certain situations in which you may accept a personal benefit from someone with whom you transact business such as:

     (i) Accepting a gift in recognition of a commonly recognized event or occasion (such as a promotion, new job, wedding, retirement or holiday). An award in recognition of service and accomplishment may also be accepted without violating these guidelines so long as the gift does not exceed $250 from any one individual in any calendar year. Amounts of $250 to $1000 due not violate these guidelines provided the acceptance of such gift is disclosed and pre-approved by the Audit Committee of BCSB Bankcorp.

     (ii) Accepting something of value if the benefit is available to the general public under the same conditions on which it is available to you.

     (iii) Accepting meals, refreshments, travel arrangements and accommodations and entertainment of reasonable value in the course of a meeting or other occasion to conduct business or foster business relations if the expense would be reimbursed by BCSB Bankcorp as a business expense if the other party did not pay for it.
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INSIDER TRADING

     It is both unethical and illegal to buy, sell, trade or otherwise participate in transactions involving BCSB Bankcorp common stock or other security while in possession of material information concerning BCSB Bankcorp that has not been released to the general public, but which when released may have an impact on the market price of the BCSB Bankcorp common stock or other equity security. It is also unethical and illegal to buy, sell, trade or otherwise participate in transactions involving the common stock or other security of any other company while in possession of similar non-public material information concerning such company. Directors, officers and employees are advised that they are required to comply with the BCSB Bankcorp, Inc. Insider Trading Policy (the "Insider Trading Policy"). Any questions concerning the propriety of participating in a BCSB Bankcorp or other company stock or other security transaction should be directed to the Vice President and General Counsel at (410) 256-5000 ext. 121. Copies of the Insider Trading Policy are available from the General Counsel's Office Department and are included in the BCSB Bankcorp, Inc. Employee Manual.

EXTENSIONS OF CREDIT

     BCSB Bankcorp's subsidiary bank may extend credit to any executive officer, director, or principal shareholder of BCSB Bankcorp only on substantially the same terms as those prevailing for comparable transactions with other persons or that may be available to bank employees generally as permitted by and in accordance with Regulation O of the Board of Governors of the Federal Reserve System.

OUTSIDE BUSINESS RELATIONSHIPS

     Before agreeing to act as a director, officer, consultant, or advisor for any other business organization, you should notify your immediate supervisor.

     Directors should disclose all new directorships or potential directorships to the Chairman of Board of Directors' and the Audit Committee in order to avoid any conflicts of interest and to maintain independence.

     BCSB Bankcorp encourages civic, charitable, educational and political activities as long as they do not interfere with the performance of your duties at BCSB Bankcorp. Before agreeing to participate in any civic or political activities, you should contact your immediate supervisor.

     Employees who are considering outside employment should notify their manager or supervisor. Employees in some positions of BCSB Bankcorp are prohibited by law from holding outside employment. Managers will review outside employment requests for potential conflicts of interest.
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FAIR DEALING

     Each director, officer and employee should undertake to deal fairly with BCSB Bankcorp's customers, suppliers, competitors and employees. Additionally, no one should take advantage of another through manipulation, concealment, abuse of privileged information, misrepresentation of material facts, or any other unfair-dealing practices.

     Employees must disclose prior to or at their time of hire the existence of any employment agreement, non-compete or non-solicitation agreement, confidentiality agreement or similar agreement with a former employer that in any way restricts or prohibits the performance of any duties or responsibilities of their positions with BCSB Bankcorp. Copies of such agreements should be provided to General Counsel's office to permit evaluation of the agreement in light of the employee's position. In no event shall an employee use any trade secrets, proprietary information or other similar property, acquired in the course of his or her employment with another employer, in the performance if his or her duties for or on behalf of BCSB Bankcorp.

     Employees should not directly or indirectly accept bequests under a will or trust if such bequests have been made to them because of their employment with BCSB Bankcorp.

PROTECTION AND PROPER USE OF BCSB BANKCORP PROPERTY

     All  directors,  officers and  employees  should  protect  BCSB  Bankcorp's property and assets and ensure their efficient and proper use. Theft, carelessness and waste can directly impact BCSB Bankcorp's profitability, reputation and success. Permitting BCSB Bankcorp property (including data transmitted or stored electronically and computer resources) to be damaged, lost, or used in an unauthorized manner is strictly prohibited. Employees, officer and directors may not use corporate, bank or other official stationary for personal purposes.

COMPLIANCE WITH LAWS, RULES AND REGULATIONS

     This Code of Ethics is based on BCSB Bankcorp's policy that all directors, officers and employees comply with the law. While the law prescribes a minimum standard of conduct, this Code of Ethics requires conduct that often exceeds the legal standard.

REPORTING OF ILLEGAL OR UNETHICAL BEHAVIOR AND VIOLATIONS OF THIS CODE OF ETHICS

     All directors, officers and employees are expected to demonstrate the ability to properly manage their personal finances, particularly the prudent use of credit. BCSB Bankcorp recognizes that its customers must have faith and confidence in the honesty and character of its directors, officers and employees. In addition to the importance of
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maintaining  customer  confidence,  there are  specific  laws that  outline  the actions BCSB Bankcorp must take regarding any known, or suspected, crime involving the affairs of BCSB Bankcorp. With regard to financial affairs, a bank must make a criminal referral in the case of any known, or suspected, theft, embezzlement, check/debit card kiting, misapplication or other defalcation involving bank funds or bank personnel in any amount.

     Fraud is an element of business that can significantly affect the reputation and success of BCSB Bankcorp. BCSB Bankcorp requires its directors, officers and employees to talk to supervisors, managers or other appropriate personnel to report and discuss any known or suspected criminal activity involving BCSB Bankcorp or its employees. If, during the course of employment, you become aware of any suspicious activity or behavior including concerns regarding questionable accounting or auditing matters, you must report violations of laws, rules, regulations or this Code of Ethics to the Bank's Internal Auditor. Reporting the activity will not subject the employee to discipline absent a knowingly false report. All employees should review the Bank's Whistleblower Procedures contained in the Bank's Employee Manual. All reports to the Internal Auditor are anonymous and confidential. Reports are to be directed to: Internal Auditor, Baltimore County Savings Bank, FSB, P.O. Box 43176, Baltimore, MD 21236-0176

ADMINISTRATION AND WAIVER OF CODE OF ETHICS

     This Code of Ethics shall be administered and monitored by the BCSB Bankcorp General Counsel's office and Internal Auditor's office. Any questions and further information on this Code of Ethics should be directed to this department.

     All managers and direct supervisors are responsible for reviewing this Code of Ethics with their subordinates each time a new edition of the Code of Ethics is published.

     The provisions of the Ethics Policy will be included in the BCSB Bankcorp, Inc. Employee Handbook. The Employee Handbook will be issued to all new employees and officers at the time of employment and reissued to existing employees and officers from time to time. Employees will be required to sign a receipt form for the Employee Handbook indicating they have read this Code of Ethics and comply with its provisions.

     Directors, officers and employees of BCSB Bankcorp are expected to follow this Code of Ethics at all times. Generally, there should be no waivers to this Code of Ethics. However, in rare circumstances conflicts may arise that necessitate waivers. Waivers will be determined on a case-by-case basis by the BCSB Bankcorp Audit Committee with the advice of the BCSB Bankcorp's attorneys. However, waivers for directors and executive officers must be determined by the Board of Directors. For members of the Board of Directors and executive officers, the Board of Directors shall have the sole and absolute discretionary authority to approve any deviation or waiver from this Code of Ethics. Any waiver and the grounds for such waiver by directors or executive officers shall be promptly disclosed to stockholders in a Current Report on Form 8-K.
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     Known or suspected  violations of this Code of Ethics will be  investigated and may result in disciplinary action up to and including immediate termination of employment.


                                 ACKNOWLEDGEMENT

     The undersigned has read, understands, and agrees to abide by this Code of Ethics and has retained a copy for his/her records.





                                                By:_____________________________
                                                Name:___________________________
                                                Title:__________________________
                                                Date:___________________________